United States
Securities and Exchange Commission
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 18, 2011

Commission File No.	Exact Name of Registrant as Specified in its Charter and Principal Office Address and Telephone Number	State of Incorporation	I.R.S. Employer Identification Number
1-16681	The Laclede Group, Inc. 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	74-2976504
1-1822	Laclede Gas Company 720 Olive Street St. Louis, MO 63101 314-342-0500	Missouri	43-0368139

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 18, 2011, The Laclede Group, Inc. ("Group") and Laclede Gas Company (“Gas”) each entered into a new credit facility.  In each facility, Wells Fargo Bank, National Association serves as Administrative Agent, U.S. Bank National Association as Syndication Agent, Wells Fargo Securities, LLC and U.S. Bank National Association as Lead Arrangers, JPMorgan Chase Bank, N. A., as Documentation Agent, and Comerica Bank, Fifth Third Bank, Commerce Bank and UMB Bank, N.A. as other participating banks.  Group, Gas and their affiliates have or may have customary banking relationships with the banks for the provision of a variety of financial services, including commercial paper dealer, bond trustee for Gas’ outstanding first mortgage bonds, and pension fund, cash management, investment banking, and lockbox services, none of which are material individually or in the aggregate with respect to any individual party.

Each credit facility is for a term of five years, but Group or Gas, as applicable, may request up to three one-year extensions of its respective credit facility.  Each agreement contains affirmative and negative covenants customary for such agreements, including, among other things, limitations on certain types of acquisitions, investments, and sales of property.  Each agreement also contains financial covenants limiting consolidated debt to 70% of the respective company’s consolidated capitalization.  The calculation is more specifically described in each of the agreements.  Each agreement also contains customary events of default, including, without limitation, payment defaults, covenant defaults, material inaccuracy of representations and warranties, certain events of bankruptcy and insolvency, cross defaults to certain other agreements, and the entry of certain judgments not appealed or satisfied.

Under each credit facility, at Group’s or Gas’ option, as applicable, borrowings will bear interest at either (i) the highest of (a) Wells Fargo Bank’s prime rate, (b) the federal funds rate plus 0.50% and (c) one-month LIBOR plus 1.00% (Base Rate) plus a margin of 0.0% to 0.500%, (depending on Group’s or Gas’ credit rating, as applicable), (Adjusted Base Rate) or (ii) LIBOR plus a margin of 0.875% to 1.50% (depending on Group’s or Gas’ credit rating, as applicable).  At Group’s or Gas’ option, as applicable, swingline loans will bear interest at either (i) the Adjusted Base Rate or (ii) the one-month LIBOR market index rate, in each case plus a margin determined by Group’s or Gas’ credit rating, as applicable.  Fees are payable on letters of credit at the same margin that is applicable to LIBOR Rate loans.  Other fees may also be charged by the bank that issues a letter of credit.

Each of Group and Gas has paid an upfront fee to the banks for its respective credit agreement, and, during the term of the agreement, each company will pay its banks a commitment fee on the unused portion of the credit made available under its respective agreement.

The Laclede Group Credit Facility

The Laclede Group’s credit agreement (“Group Agreement”) has a credit commitment of $50 million.  Under certain terms and conditions of the Group Agreement, Group may request an increase in the credit commitment up to $75 million.    The Group Agreement provides for letters of credit, which constitute usage under the Group Agreement, and swingline loans in an aggregate amount up to $5 million, which also constitute usage under the Group Agreement.  Group expects to use the Group Agreement for general corporate purposes, including short-term borrowings and letters of credit.

The Group Agreement replaces existing 364-day credit agreements with U. S. Bank National Association for $30 million and with PNC Bank National Association for $20 million, both of which were terminated on July 18, 2011.

Laclede Gas Credit Facility

Laclede Gas executed a credit agreement (“Gas Agreement”) with a $300 million credit commitment.  Under certain terms and conditions of the Gas Agreement, Gas may request an increase in the credit commitment up to $400 million.  The Gas Agreement provides for letters of credit in an amount up to $25 million, which constitute usage under the Gas Agreement, and swingline loans in an amount up to $30 million, which also constitute usage under the Gas Agreement.  Gas expects to use the Gas Agreement for general corporate purposes, including short-term borrowings and letters of credit.

The Gas Agreement replaces an existing Amended and Restated Loan Agreement with U.S. Bank National Association as administrative agent and several banks parties thereto, dated as of September 10, 2004 and amended on December 21, 2005 and on February 8, 2008; which agreement as most recently amended was set to expire on December 31, 2011 with a credit commitment of $320 million as amended, the “Amended Gas Agreement”) and was terminated early on July 18, 2011.

Item 1.02 Termination of a Material Definitive Agreement

As noted under Item 1.01 above, Group’s lines of credit with U. S. Bank National Association and with PNC Bank National Association were each set to expire on September 30, 2011, and were terminated early to coincide with Group’s execution of the Group Agreement described under Item 1.01 above.

As also noted under Item 1.01 above, the Amended Gas Agreement was set to expire on December 31, 2011 and was terminated early to coincide with the execution of the new Gas Agreement described under Item 1.01 above.

Group, Gas and their affiliates have had customary banking relationships with the banks in the terminated lines of credit for the provision of a variety of financial services, including bond trustee for Gas’ outstanding first mortgage bonds, and pension fund, cash management, investment banking, and lockbox services, none of which are material individually or in the aggregate with respect to any individual party.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.  Since Group and Gas each expects to use its Agreement for general corporate purposes, no direct financial obligations or obligations under an off-balance sheet arrangement have arisen under either of the Agreements as of the date hereof.

Item 7.01 Regulation FD Disclosure

On July 18, 2011, the Company issued a press release announcing the new credit agreements.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1 Press release dated July 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LACLEDE GROUP, INC.
Date: July 18, 2011	By:	/s/ M. D. Waltermire
M. D. Waltermire Chief Financial Officer

LACLEDE GAS COMPANY
Date: July 18, 2011	By:	/s/ M. D. Waltermire
M. D. Waltermire Sr. Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

99.1	Press release dated July 18, 2011.